Exhibit 23.1

                      [LETTERHEAD OF SEMPLE & COOPER, LLP]


As independent certified public accountants, we hereby consent to the incorporation by reference in Amendment No. 1 to the Form S-8 registration statement to be filed on or about December 9, 2002, of our report dated February 28, 2002, included in Coronado Industries, Inc.'s Form 10-KSB for the year ended December 31, 2001, and to all references to our Firm included in this registration statement.


/s/ Semple & Cooper, LLP

Phoenix, Arizona
December 9, 2002